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                                                                    EXHIBIT 10.2



                                    GUARANTY


         THIS GUARANTY (this "Guaranty") dated as of December 21, 2001 by New Valley Corporation, a Delaware corporation ("Guarantor"), in favor of Andante Limited, a Bermuda company ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Western Realty Development LLC ("Seller"), a Delaware limited liability company, and Purchaser have entered into an Interest Purchase Agreement dated as of December 21, 2001 (as the same may be amended, modified or supplemented from time to time, the "Purchase Agreement"; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement);

         WHEREAS, Guarantor owns certain limited liability interests of Seller; and

         WHEREAS, Guarantor will derive substantial direct and indirect benefit from the sale by Seller to Purchaser of its entire interest in Western Realty Investments LLC, a Delaware limited liability company, pursuant to the Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

         1.       GUARANTY.

         1.1 Guaranty Unconditional. Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to Purchaser and its successors, indorsees, transferees and assigns the prompt and complete payment when due, and the prompt and complete performance when owing of each and every covenant, agreement and other obligation of Seller to be performed pursuant to the Purchase Agreement (the "Obligations") during the Survival Period (as defined therein) and subject to the limitations of liability set forth in the Purchase Agreement, including Article VII thereof.

         1.2 No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Purchaser, Guarantor shall not be entitled to be subrogated to any of the rights of Purchaser against Seller or any other guarantor or in any collateral security or guaranty or right of offset held by Purchaser with respect to the payment or performance of any Obligations.


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         1.3      No Effect on Guaranty. The obligations of Guarantor under this
Guaranty shall not be altered, limited, impaired or otherwise affected by:

         (a) any rescission of any demand for payment or performance of any of the Obligations or any failure by Purchaser to make any such demand on Seller or any other guarantor or to collect any payments from Seller or any other guarantor or any release of Seller or any other guarantor;

         (b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, of the Purchase Agreement or the Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, or the liability of any party to any of the foregoing or for any part thereof or any collateral security therefor or guaranty thereof;

         (c) the validity, regularity or enforceability of any of the Obligations or of the Purchase Agreement or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations at any time or from time to time held by Purchaser;

         (d) any act or omission of Purchaser relating in any way to the Obligations or to Seller, including, without limitation, any failure to bring an action against any party liable on the Obligations, or any party liable on any guaranty of the Obligations, or any party which has furnished security for the Obligations, or to apply any funds of any such party held by Seller, or to resort to any collateral or collateral of any other guarantor;

         (e) any defense, set-off or counterclaim which may at any time be available to or be asserted by or on behalf of Seller or Guarantor against Purchaser or any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller or any other guarantor for any of the Obligations, in bankruptcy or in any other instance;

         (f) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Seller or any other guarantor or any defense which Seller or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; or

         (g) any change, whether direct or indirect, in Guarantor's relationship to Seller, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of Seller, Guarantor or any other entity.

         1.4 Continuing Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guaranty of payment and performance when due, and not of collection only, and the obligations of Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Purchaser at any time of any right or remedy against Seller or against any other person or entity which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guaranty therefor.


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         1.5      Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Obligations is avoided, rescinded or must otherwise be restored or returned by Purchaser to Seller or its representative or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to Seller or Guarantor, all as though such payment had not been made.

         2. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Purchaser as follows:

         (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Guarantor has the absolute and unrestricted right, power and authority to execute and deliver this Guaranty and to perform its obligations under this Guaranty, which actions have been duly authorized and approved by all necessary corporate action of Guarantor. This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

         (c) Guarantor is not and will not be required to give any notice to any Person or obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Guaranty or the consummation or performance of any of the transactions contemplated by this Guaranty, except for those which have already been given or obtained, as the case may be.

         (d) Neither the execution and delivery of this Guaranty nor the consummation or performance of any of the transactions contemplated thereby will directly or indirectly (with or without notice or lapse of time):

                  1. Contravene any provision of the Governing Documents of Guarantor;

                  2. Contravene any Contract, Governmental Authorization, Law or Order to which Guarantor, or any of the assets owned or used by it, may be subject; or

                  3. result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Guarantor.

         (e) Neither the execution and delivery of this Guaranty by Guarantor nor the consummation or performance by Guarantor of any of the transactions contemplated hereby will give any Person the right to prevent, delay, or otherwise interfere with any of such transactions pursuant to any provision of Guarantor's Governing Documents, any resolution adopted by the board of directors or the shareholders in Guarantor, any Law or Order to which Guarantor may be subject, or any contract to which Guarantor is a party or by which Guarantor may be bound.

         (f) There is no actual, pending or threatened Proceeding against Guarantor that challenges, or may have the effect of preventing, delaying, making illegal or otherwise


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interfering with, any of the contemplated transactions, and no event has occurred or circumstance exists that may give rise to the commencement of any such Proceeding.

         3. Election of Remedies. Each and every right, power and remedy herein given to Purchaser, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by Purchaser.

         4. Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by Purchaser of any right, power or remedy, or delay or omission by Purchaser in the exercise of any right, power or remedy which it may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by Purchaser of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

         5. Guarantor's Waivers. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Purchaser upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between Guarantor and Purchaser shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

         6. Amendment. This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by Purchaser and Guarantor. No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by Purchaser.

         7. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid, addressed as follows:

                  (a)      If to Guarantor:

                  New Valley Corporation
                  100 S.E. Second Street, 32nd Floor
                  Miami, Florida  33131
                  United States of America
                  Fax:  1 (305) 579-8009
                  Attention:  Richard J. Lampen


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         with a copy to:

                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, New York 10036
                  United States of America
                  Fax:  1 (212) 626-4120
                  Attention:  Olga N. Sirodoeva

                  (b)      If to Purchaser:

                  Andante Limited
                  C/o: Conyers Dill & Pearman
                  Clarendon House, 2 Church Street,
                  P.O. Box HM 666,
                  Hamilton HM CX, Bermuda
                  Fax:  1 (441) 298 78 49
                  Attention:  Craig MacIntyre



or to such other address as may be specified from time to time by Guarantor or Purchaser in a notice to the other party given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, or when received if sent by mail or by courier.

         8. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of Guarantor and Purchaser and their respective successors and permitted assigns. Notwithstanding the foregoing, Guarantor shall not have the right to assign its rights or obligations hereunder (other than by operation of law) without the prior written consent of Purchaser. [Purchaser may, in its sole discretion, assign this Guaranty to a permitted assignee of its rights under the Purchase Agreement.]

         9. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         10. Governing Law and Arbitration. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction. Any dispute, controversy or claim (whether in contract, tort or otherwise) arising under, relating to or in connection with this Guaranty shall be referred to and determined by arbitration under the Rules of the London Court of the International Arbitration (the "LCIA Rules"), which are deemed to be incorporated by reference


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into this Section 10. The tribunal shall consist of three arbitrators: Purchaser shall appoint one arbitrator, Guarantor shall appoint one arbitrator, and the two arbitrators so appointed shall appoint the third arbitrator, in accordance with the LCIA Rules. The place of arbitration shall be London. Except for such arbitration proceeding, no action, lawsuit or other proceeding (other than the action or proceeding for enforcement of an arbitral award) shall be brought by or between Purchaser and Guarantor in connection with any matter arising out of or in connection herewith.

         11. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Purchaser in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.


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         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered on its behalf as of the date first written above.





                                            NEW VALLEY CORPORATION

                                            By  /s/ Richard J. Lampen
                                                -----------------------------
                                                Name:  Richard J. Lampen
                                                Title: Executive Vice President


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